Exhibit 99.3
The Express Scripts-Medco Merger’s Approach to Better Patient Care
Even the most effective treatments cannot help patients if they are not used properly. Gaps in care related to medication non-adherence affects millions of Americans. The Express Scripts-Medco merger will help close these gaps by combining Express Scripts’ expertise in behavioral science with Medco’s expertise in advanced clinical pharmacy.
Non-adherence is a pervasive problem that costs lives and dollars. Removing the complex barriers to changing patient behavior is a critical challenge:
▪	An estimated 50% of patients fail to take their medications as prescribed[1]
✓	33% of patients don’t fill the prescriptions written by their physician[2]

✓	30% of patients stop taking prescribed medication prematurely[3]

✓	25% of patients take less than their doctor-recommended dose[4]
▪	Non-adherence to prescribed medications accounts for nearly 20% of all hospitalizations and almost 125,000 deaths each year[5]
✓	In a study of patients with diabetes and heart disease, non-adherent patients had significantly higher mortality rates than adherent patients — 12.1% versus 6.7%, respectively[6]
▪	Medication non-adherence is estimated to result in up to $290 billion in unnecessary costs per year — 13% of total health expenditures[7]
✓	In a study of patients with chronic vascular disease, adherence led to a reduction in health care spending by as much as $7,800 per patient, per year[8]
An Express Scripts-Medco combination will address this issue by leveraging Express Scripts’ expertise in behavioral science and Medco’s expertise in patient-centered clinical care:
▪	Express Scripts’ Consumerology® initiative applies advanced behavioral science to identify and change common behaviors that prevent patients from adhering to their prescription medications
✓	Proprietary computer-generated models accurately identify — up to a year in advance — which patients are at greatest risk of non-adherence
✓	Simple-to-use tools effectively remind and encourage patients to take their medications
-	Dose Alert: A timer attached to a prescription vial beeps at pre-set intervals

-	Therapy Adherence Proactive Outreach: An automated phone call diagnoses why a patient is at risk of non-adherence and then provides an appropriate intervention
✓	The Select Home Delivery Program allows members the choice and convenience of using Express Scripts’ mail order pharmacy or a retail pharmacy
-	Adherence is up to 8% higher for patients in this program[9] - Savings estimated at $27 per member, per year[10]

-	Savings estimated at $27 per member, per year[10]

▪	Medco’s Therapeutic Resource Centers are highly specialized pharmacies uniquely configured to address the most prevalent and serious chronic conditions

[1]	New England Healthcare Institute’s report, “Thinking Outside the Pillbox: A System-wide Approach to Improving Patient Medication Adherence for Chronic Disease,” August 2009.

[2]	National Council on Patient Information and Education, “Enhancing Prescription Medicine Adherence: A National Action Plan,” August 2007.

[3]	Ibid

[4]	Ibid

[5]	Vermiere, E., et al. Patient Adherence to Treatment: Three Decades of Research. A Comprehensive Review. J Clin Pharm Ther. 2001 Oct; 26(5): 331-42.

[6]	Ho PM, Magid DJ, Masoudi FA, McClure DL, Rumsfeld JS. Adherence to Cardioprotective Medications and Mortality Among Patients with Diabetes and Ischemic Heart Disease. BMC Cardiovas Disord. 200 15; 6-48.

[7]	New England Healthcare Institute’s report, “Thinking Outside the Pillbox: A System-wide Approach to Improving Patient Medication Adherence for Chronic Disease,” August 2009.

[8]	Roebuck et al. Medication Adherence Leads to Lower Health Care Use and Costs Despite Increased Drug Spending. Health Affairs, 30, no.1 (2011): 91-99.

[9]	ESI 2009 Annual Report

[10]	ESI 2010 Drug Trend Report

✓	Expertly trained staff guided by clinical protocols assess patients’ prescription orders along with barriers to adherence

✓	Pharmacists provide in-depth counseling to patients as well as reminders to take their prescribed medications

✓	Are proven effective — closing more than 2.3 million clinical gaps in care in 2010 with a projected savings of approximately $900 million[11]
-	An analysis of 600,000 patients showed that Medco closed 81% of gaps in care related to patients with diabetes not adhering to diuretic medications[12]

-	The same analysis demonstrated that Medco closed 74% of gaps in care related to patients with high cholesterol not adhering to statin medications[13]
▪	Medco’s Cognitive Care Initiative — a 26-week collaboration with community pharmacies throughout Illinois — significantly improved adherence and increased the value offered by local pharmacies
✓	The initiative identified 2,400 adherence gaps through its advanced clinical database and sent gap-in-care alerts to Illinois community pharmacists[14]

✓	Community pharmacists were trained to provide expert patient counseling on why adherence matters and techniques that improved adherence for 74% of these gaps[15]

✓	Community pharmacists in the program filled 48% more prescriptions after patient counseling[16] and closed 27% more adherence gaps[17] than control pharmacies

✓	The success of this pilot program led to additional partnerships with community pharmacists in New Mexico and Florida
The combined entity’s investment in innovative, evidence-based protocols will accelerate the delivery of advanced healthcare solutions:
▪	Medco and Express Scripts complement and enhance physicians’ skills by offering advanced services to deliver tailored treatments with the highest levels of efficacy, value, and speed
✓	A Medco Research Institute/Mayo Clinic study showed that a simple genetic test reduces hospitalization rates by nearly a third for patients on warfarin, a widely-prescribed blood thinner[18]

✓	The Medco Research Institute discovered that tamoxifen, a drug used to treat breast cancer, is ineffective in women who have certain genetic variations, [19]enabling doctors to instead prescribe an alternative therapy that has greater effectiveness
▪	The ability to analyze aggregated prescription data for millions of patients will enable both companies to more effectively assess how medications work
✓	Access to this data will provide greater speed in conducting research leading to a short “discovery to practice” timeline of typically less than 1 year[20]

✓	For example, Medco discovered that using heartburn medications in combination with a widely prescribed blood thinner, Plavix, increased risk of heart attack by 74%[21] — allowing the company to

[11]	Medco 2010 Annual Report

[12]	Medco Integrated Data, 6-client analysis, ~600K lives over 90 days

[13]	Ibid

[14]	Medco Health Solutions Illinois Pilot Project

[15]	Ibid

[16]	Ibid

[17]	Ibid

[18]	Medco 2010 Annual Report

[19]	https://www.medcoresearchinstitute.com/community/oncology/tamoxifen

[20]	Medco Data

[21]	Ibid

[22]	Ibid

place safety warnings in its system to alert pharmacists to potential danger even before the FDA issued an advisory

✓	This discovery resulted in a 28% reduction in the use of this combination of medications for Medco Pharmacy patients[22]
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
▪	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

▪	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS
▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.